EXHIBIT 99.2

Bovie Medical Corporation Announces Agreement to Sell “Core” Business Segment to Symmetry Surgical, Inc. for Total Cash Consideration of $97 million
Divestiture and Sale of the Core business segment represents an important strategic transaction that significantly enhances Bovie Medical’s balance sheet and allows the Company to further focus on the commercialization of J-Plasma/Renuvion™ Cosmetic Technology

CLEARWATER, FL - JULY 9, 2018 - Bovie Medical Corporation (NYSEMKT:BVX) (the “Company”), a maker of medical devices and supplies and the developer of J-Plasma®, a patented surgical product marketed and sold under the Renuvion™ Cosmetic Technology brand in the cosmetic surgery market, today announced that the Company has entered into a definitive agreement with Specialty Surgical Instrumentation Inc., a subsidiary of Symmetry Surgical Inc. (“Symmetry”), pursuant to which the Company will divest and sell the Core business segment and the Bovie® brand to Symmetry for gross proceeds of $97 million in cash. The asset purchase agreement was approved by the Company’s Board of Directors and is subject to customary closing conditions - including approval by the Company’s stockholders - and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Company is retaining its Advanced Energy and OEM businesses, its facilities in Clearwater, FL and Sofia, Bulgaria, and certain intellectual property related to specialty generators. As part of the agreement President and Director J. Robert Saron will resign from his position with the Company and the Board of Directors and join Symmetry following the closing of the transaction.

“Today’s announcement of the divestiture and sale of our Core business segment to Symmetry is a major strategic transaction for Bovie Medical,” said Charlie Goodwin, Chief Executive Officer of the Company. “The Core electrosurgical and cauteries business is the foundation of Bovie Medical and we are extremely proud of the success we have had with this business which dates back to the Company’s inception many years ago. At the same time, we believe the customers and employees of Bovie Medical’s Core business are best-positioned going forward with the focus and investment they will receive under Symmetry’s ownership.”

Mr. Goodwin continued: “This is a milestone moment for the Company, one that creates significant value for our shareholders by significantly enhancing our balance sheet with the addition of more than $70 million in estimated net cash proceeds after taxes and transaction related expenses and allowing us to further focus the organization on our strategic objective of commercializing our J-Plasma/Renuvion technology in the cosmetic surgery market.”

The Company and Symmetry will also enter into a transition services agreement, a patent licensing agreement, a disposables supply agreement and a generator manufacturing and supply agreement, the latter of which will establish the Company as an OEM-provider of generators to Symmetry for a period of at least 10 years.

Until the transaction closes, the Company will continue to manage the Core business, providing full product availability and support to customers. In connection with the transaction, the Company will prepare a proxy statement to be filed with the U.S. Securities and Exchange Commission (“SEC”). A definitive proxy statement will be mailed to shareholders of the Company. The transaction is expected to close in the third quarter of 2018.

Following the closing of the transaction, the Company update its financial guidance for fiscal year 2018.

Piper Jaffray & Co. is serving as financial advisor to the Company while Ruskin Moscou Faltischek, P.C. is serving as legal advisor.

Preliminary Second Quarter 2018 Revenue Results:

As reported in a separate announcement today, for the three months ending June 30, 2018, the Company expects to report:

•	Total revenue in a range of approximately $11.2 million to $11.5 million, up 15% to 17% year-over-year.

◦	Advanced Energy revenue of approximately $3.0 million to $3.1 million, up 66% to 72% year-over-year, driven by strong Renuvion sales.

◦	Core revenue of approximately $7.6 to $7.8 million, up 2% to 4% year-over-year.

◦	OEM revenue of approximately $0.6 million, up 16% year-over-year.

Conference Call Details:

Management will host a conference call at 8:30 a.m. Eastern Time on July 9, 2018 to discuss the transaction and to host a question and answer session. To listen to the call by phone, interested parties within the U.S. may dial 844-507-6493 (or 647-253-8641 for international callers) and provide access code 5688249. Participants should ask for the Bovie Medical Corporation Call. A live webcast of the call will be accessible via the Investor Relations section of the Company’s website and at: https://event.on24.com/wcc/r/1791432/1AC948E9EE6AE3E81FC331C61AB5F950

A telephonic replay will be available approximately two hours after the end of the call through July 19, 2018. The replay can be accessed by dialing 800-585-8367 for U.S. callers or 416-621-4642 for International callers and using the replay access code: 5688249. The webcast will be archived on the Investor Relations section of the Company's website.

About Bovie Medical Corporation:

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma® (marketed and sold under the Renuvion™ Cosmetic Technology brand in the cosmetic surgery market), a patented plasma-based surgical product for cutting, coagulation and ablation of soft tissue. J-Plasma/Renuvion technology utilizes a helium ionization process to produce a stable, focused beam of plasma that provides surgeons with greater precision, and minimal invasiveness. The new J-Plasma/Renuvion handpieces with Cool-Coag™ technology deliver the precision of helium plasma energy, the power of traditional monopolar coagulation and the efficiency of plasma beam coagulation - enabling thin-layer ablation and dissection and fast coagulation with a single instrument, minimizing instrument exchange and allowing a surgeon to focus on their patient and their procedures. With Cool-Coag technology, the new J-Plasma/Renuvion handpieces can deliver three distinctly different energy modalities - further increasing the utility and versatility of the system. Bovie Medical Corporation is also a leader in the manufacture of a range of electrosurgical products and technologies, marketed through both private labels and the Company’s own well-respected brands (Bovie®, IDS™ and DERM™) to distributors worldwide. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Bovie Medical Corporation website at www.boviemedical.com.

About Symmetry Surgical Inc.:

Symmetry develops and delivers high-quality surgical instrumentation to healthcare providers around the world. Symmetry’s portfolio of more than 20,000 instruments includes proven, trusted brands, and Symmetry works to bring new innovations to market that can help clinicians deliver superior patient care - from access to intervention to closure in surgical procedures. Symmetry’s rich and diverse history creates one of the industry’s most comprehensive surgical instrument portfolios, which includes well-known brands such as BOOKWALTER®, GREENBERG®, OLSEN®, SYMMETRY®, SYMMETRY SHARP KERRISON®, FLASH PAK®, CLASSIC®, CLASSIC PLUS®, SECTO®, QUAD-LOCK®, RAPIDCLEAN®, MAGNAFREE®, MIDAS TOUCH®, MICROSECT®, ULTRA INSTRUMENTS®, MULTIPAK®, ACCESS SURGICAL®, RILEY MEDICAL®, TRANSPAK®, OPTI-LENGTH®, THE ULTRA SYSTEM®, BOOKWALTER ROTILT®, SYMMETRY ACCESS™, and VESOCCLUDE®. For more information, please visit www.symmetrysurgical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company's filings with the Securities and Exchange Commission including the Company's Report on Form 10-K for the year ended December 31, 2017 and subsequent Form 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

IMPORTANT ADDITIONAL INFORMATION ABOUT THIS TRANSACTION AND WHERE TO FIND IT
In connection with the proposed transaction, the Company plans to file with the SEC a proxy statement and other documents. The Company will make the proxy statement available to its shareholders. Investors are urged to read the proxy statement and other materials filed with the SEC when they become available, because they will contain important information about the Company and the proposed transaction. The definitive proxy statement and other documents filed by the Company with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from the Company. Requests for copies of the proxy statement and other documents filed by the Company with the SEC may be made by contacting The Company’s investor relations contact, Mike Piccinino, CFA by email at investor.relations@boviemed.com.

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